UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2017
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100
_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

Preferred Apartment Communities, Inc. (the "Company"), pursuant to its registration statement on Form S-3 (File No. 333-211924) (the "Registration Statement"), is offering (the "Unit Offering") shares of the Company’s Series A Redeemable Preferred Stock, par value $0.01 per share (the "Series A Redeemable Preferred Stock"), and warrants to purchase shares of the Company’s common stock, par value $0.01 per share ("Warrants"). The Offering is being made pursuant to a final prospectus, dated March 16, 2017 (as modified or supplemented, the "Prospectus"), which forms a part of the Registration Statement, which was declared effective by the Securities and Exchange Commission on February 14, 2017.  The Series A Redeemable Preferred Stock and Warrants are sold in units ("Units") for $1,000 per Unit, subject to adjustment if a participating broker dealer reduces commissions, with each Unit consisting of (i) one share of Series A Redeemable Preferred Stock with an initial stated value of $1,000 per share, and (ii) one Warrant to purchase 20 shares of common stock, exercisable by the holder at an exercise price that is set at a 20% premium to the current market price per share of the Company’s common stock determined using the closing price of the Company’s common stock immediately preceding the issuance of such Warrant, subject to a minimum exercise price of $19.50 per share (subject to adjustment).

The Registration Statement is being clarified to state the Company’s offering of Units is designed to potentially provide investors with preservation of capital, steady income, and growth.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: July 11, 2017	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Executive Vice President, General Counsel and Secretary